EXHIBIT 99.1

AmpliTech Reports FY 2022 Results; Beats Revenue Guidance and Reports Record 267% YoY Annual Revenue Increase to $19.4 Million;

-Gross Profit Increases nearly 7-fold, Gross Margin Expands 2,150 basis points to 46.0%-

Hauppauge, NY, March 31, 2023 – AmpliTech Group, Inc (Nasdaq: AMPG), a designer, developer, and manufacturer of state-of-the-art signal-processing components for satellite, 5G, and other communications networks and a worldwide distributor of packages and lids for integrated circuit assembly, and designer of complete 5G/6G systems, today announced financial results for year ended December 31, 2022. The company will host an investor call on Monday, April 10th at 4:00 PM EST.

Investor Earnings Call Details

Date/Time:	Monday, April 10th at 4:00 pm EST
Dial-in Number:	1-833-630-0019 (domestic) or 1-412-317-1807 (international)
Online Replay/Transcript:	Audio file and call transcript will be posted to AmpliTech’s news page when available.
Investor Questions:	May be submitted to investors@amplitechgroup.com prior to or during the call

Full Year 2022 Highlights

•	Revenue increased 267% to $19,394,000 in FY’22 compared to $5,275,000 in FY’21.

•	FY’ 22 gross profit grew to $8,925,000, an almost 7-fold increase from FY’ 21 gross profit of $1,293,000. The gross profit margin increased by 2150 basis points to 46.0% compared to 24.5% a year ago.

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FY’22 net loss was $677,000 compared to a FY’21 net loss of $4,759,000, a positive swing of approximately $4.1 million. The net loss includes a one-time revenue earnout of approximately $816,000 as a result of Spectrum’s beating sales expectations for the years 2021 and 2022. It is important to note that without this earnout payment, the Company would have been profitable.

•	As of December 31, 2022, cash and equivalents totaled $13,290,000 and working capital was $20,331,000, which is sufficient capital for AmpliTech to fund all of its strategic growth initiatives.

•

AmpliTech experienced great success at trade shows such as Satellite 2022, IMS 2022, the AOC 2022, and the APS March Meeting 2022 , achieving positive customer engagement and setting company records at each event for the number of meetings with new and existing customers.

•	Customers have begun to sample AGMDC’s new MMIC chip products which have received very positive praise and feedback.

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Forward-Looking Update

•	MMIC chips, or ICs, have been released to customers for testing and are expected to begin generating revenue in Q2 2023.

•	Management expects sustained profitability going into 2023.

•	Team is increasing sales exposure through enhanced strategic partnerships with sales representatives and distributors globally.

Management Commentary

Fawad Maqbool, Founder and CEO of AmpliTech, commented, “We are pleased to announce AmpliTech's annual results, with a remarkable 267% year-over-year increase in revenue. Our seamless integration of Spectrum Semiconductor and the successful launch of new initiatives, such as AGMDC’s industry leading LNAs in MMIC form and TGSS’s managed 5G system integration consulting service, demonstrate our unwavering commitment to innovation and growth. This is a continuation of our strategy to focus on increasing top-line revenue with high-margin products, which we are projecting will lead to increased bottom-line income later this year.

Additionally, our industry-leading low noise amplifiers, now available in MMIC form, boast unparalleled signal-to-noise ratios, the central metric that defines the quality of an amplifier as well as the entire receiver. Our team’s relentless drive to solve engineering challenges underscores our dedication to providing cutting-edge technology to our clients.

While we closely monitor the current economic situation, we are pleased to report that, at this time, we continue to have strong demand for our industry leading products. The gross profit margin’s impressive increase from 24.5% to 46.0% reflects our team’s efficiency and long-term planning strategy.

As we celebrate these financial and operational milestones, we remain cognizant of the challenges posed by the lack of performant communication infrastructures. At AmpliTech, our mission is to empower companies to build the communications infrastructure that will fuel the future of technology – from AR/VR platforms and high-performance Quantum computing to 5G/6G networks providing satellite internet and beyond.

Although there is still much work to be done across various industries - including satcom, telecom (5G), high-performance computing, defense, and aerospace - to achieve the connectivity speeds required by emerging technologies, we recognize the immense potential for innovation and are dedicated to developing solutions that address these challenges, enabling faster and more efficient communication systems. By continuously pushing the boundaries of communications technology, we aim to play a pivotal role in shaping the future of these industries and facilitating the realization of their full potential,” concluded Mr. Maqbool.

About AmpliTech Group

AmpliTech Group, Inc. designs, develops, manufactures, and distributes state-of-the-art radio frequency (RF) microwave components for global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets as well as systems and component design consulting services. In December 2021, AmpliTech completed the purchase of the assets and operations of Spectrum Semiconductor Materials Inc. a global specialty distributor of semiconductor components based in San Jose, CA. AmpliTech has a 13+ year track record of developing high performance, custom solutions to meet the unique needs of some of the largest companies in the global industries we serve. We are proud of our focused team's unique skills, experience and dedication, which enables us to deliver superior solutions, faster time to market, competitive pricing, excellent customer satisfaction and repeat business. For more information, please visit www.amplitechgroup.com.

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Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its oﬃcers with respect to, among other things: (i) the Company's ability to execute its business plan as anticipated; (ii) trends affecting the Company's ﬁnancial condition or results of operations; (iii) the Company's growth strategy and operating strategy. The words "may" "would" "will" "expect" "estimate" "anticipate" "believe" "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identiﬁed and described in more detail in the “Risk Factors” section of the Company’s ﬁlings with the SEC, which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising these forward-looking statements, except as required by applicable law.

Corporate Social Media Twitter: @AmpliTechAMPG Instagram: @AmpliTechAMPG Facebook: AmpliTechInc	Investor Social Media Twitter: @AMPG_IR StockTwits: @AMPG_IR

Company Contact: Shan Sawant, Director of Communications AmpliTech Group, Inc. Investors@amplitechgroup.com	Investor Relations Contact: Kirin Smith, President PCG Advisory, Inc. ksmith@pcgadvisory.com www.pcgadvisory.com

-Tables Follow-

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AmpliTech Group, Inc.
Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021

Assets
Current Assets
Cash and cash equivalents	$13,290,222	$18,018,874
Accounts receivable, net	1,801,769	1,659,878
Other Receivable	-	201,215
Inventories, net	6,632,121	4,192,812
Marketable Securities	247,450	-
Prepaid expenses	194,635	210,028
Total Current Assets	22,166,197	24,282,807

Property and equipment, net	2,023,687	1,355,288
Right of use operating lease assets	4,197,324	1,115,588
Intangible assets, net	3,134,108	3,284,082
Goodwill	4,696,883	4,817,019
Cost method investment	348,250	250,000
Security deposits	113,185	122,404

Total Assets	$36,679,634	$35,227,188

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	860,366	$3,006,334
Customer deposits	210,848	253,909
Current portion of financing lease obligations	33,480	33,688
Current portion of operating lease obligations	586,379	391,571
Current portion of notes payable	144,358	129,876
Total Current Liabilities	1,835,431	3,815,378

Long Term Liabilities
Financing lease, net of current obligations	49,336	17,471
Operating lease, net of current obligations	3,768,932	795,317
Notes payable, net of current portion	89,597	200,491
Revenue earnout	2,180,826	1,365,038
Total Liabilities	7,924,122	6,193,695

Commitments and Contingencies	-	-

Stockholders' Equity

Series A convertible preferred stock, par value $0.001, 1,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common Stock, par value $0.001, 500,000,000 shares authorized, 9,634,613 and 9,582,113 shares issued and outstanding, respectively	9,635	9,582
Additional paid-in capital	36,050,161	35,651,088
Accumulated deficit	(7,304,284)	(6,627,177)

Total Stockholders' Equity	28,755,512	29,033,493

Total Liabilities and
Stockholders' Equity	$36,679,634	$35,227,188

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AmpliTech Group, Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 2022 and 2021

	2022	2021

Revenue	$19,394,492	$5,275,434

Cost of goods sold	10,469,628	3,982,797

Gross Profit	8,924,864	1,292,637

Operating Expenses
Selling, general and administrative	7,631,250	4,564,658
Goodwill impairment	120,136	-
Research and development	1,024,127	1,833,399
Total operating expenses	8,775,513	6,398,057

Income (Loss) From Operations	149,351	(5,105,420)

Other Income (Expenses)
Gain on extinguishment of debt	-	232,200
Other income	-	255,083
Realized loss on investments	-	(97,862)
Loss on contingent revenue earnout	(815,788)	-
Unrealized gain (loss) on investments	2,343	-
Interest expense, net	(13,013)	(42,806)
Total other income (expense)	(826,458)	346,615

Loss Before Income Taxes	(677,107)	(4,758,805)

Provision For Income Taxes	-	-

Net Loss	$(677,107)	$(4,758,805)

Net Loss Per Share;
Basic	$(0.07)	$(0.53)
Diluted	$(0.07)	$(0.53)

Weighted Average Shares Outstanding;
Basic	9,609,208	8,900,824
Diluted	9,609,208	8,900,824

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